UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 3, 2010
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)
Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)
(408) 737-7600
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
 On May 3, 2010, the Company and lead plaintiffs entered into a memorandum of understanding reflecting an agreement in principle to settle all claims asserted against all defendants in the putative class action concerning the Company's stock option accounting practices captioned In re Maxim Integrated Products, Inc. Securities Litigation, Case No. C-08-00832-JW (N.D. Cal.), which provides for the payment of $173 million in cash by the Company. The memorandum of understanding contemplates the negotiation and execution of a final settlement agreement, and the settlement is subject to notice to the putative class and final approval by the Court.

The memorandum of understanding was entered into after the Company announced its preliminary results of operations for the three month period ended March 27, 2010 but prior to the filing of the Company's Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the three month period ended March 27, 2010. As a result, the Company is required under U.S. Generally Accepted Accounting Principles to reflect the impact of the memorandum of understanding, which is a subsequent event, in its financial statements for the three months ended March 27, 2010.  As such, the Company recorded a charge for the three months ended March 27, 2010, to accrue the $173 million settlement which has been recorded in Other operating expenses, net in the Consolidated Statements of Operations and in Accrual for litigation settlement in the Consolidated Balance Sheets. The Company is filing this Amendment No. 1 to Form 8-K to update a portion of the financial tables in Exhibit No. 99.1 to the Form 8-K it furnished to the Securities and Exchange Commission on April 29, 2010 to reflect the agreement in principle. Specifically, the updates to the financial tables are depicted in the column titled “Adjustments” and are limited to the three month period ended March 27, 2010, and result in a loss of $0.11 per share during the period, instead of earnings of $0.21 per share as originally reported. Payment of the $173 million in cash by the Company will be deductible for U.S Federal tax purposes.

The information in this Current Report and attached Exhibits 99.1 and 99.2 are furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and such information shall not be deemed to be incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.    Other Events.
On May 3, 2010, the Company and lead plaintiffs entered into a memorandum of understanding reflecting an agreement in principle to settle all claims asserted against all defendants in the putative class action concerning the Company's stock option accounting practices captioned In re Maxim Integrated Products, Inc. Securities Litigation, Case No. C-08-00832-JW (N.D. Cal.), which provides for the payment of $173 million in cash by the Company. The memorandum of understanding contemplates the negotiation and execution of a final settlement agreement, and the settlement is subject to notice to the putative class and final approval by the Court.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.
The exhibit listed below is being furnished with this Form 8-K/A.
Exhibit	Description

99.1	The Company's selected unaudited financial information as of March 27, 2010.
99.2
Press release dated May 5, 2010 announcing that the Company and lead plaintiffs entered into a memorandum of understanding reflecting an agreement in principle to settle all claims asserted against all defendants in the putative class action concerning the Company's stock option accounting practices captioned In re Maxim Integrated Products, Inc. Securities Litigation, Case No. C-08-00832-JW (N.D. Cal.).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 5, 2010
Maxim Integrated Products, Inc.

By:

Bruce Kiddoo Senior Vice President, Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	The Company's selected unaudited financial information as of March 27, 2010.
99.2
Press release dated May 5, 2010 announcing that the Company and lead plaintiffs entered into a memorandum of understanding reflecting an agreement in principle to settle all claims asserted against all defendants in the putative class action concerning the Company's stock option accounting practices captioned In re Maxim Integrated Products, Inc. Securities Litigation, Case No. C-08-00832-JW (N.D. Cal.).